Exhibit 6.1











                               SERIES SUPPLEMENT



                   REPACKAGED AMERICAN GENERAL FLOATING RATE

                              TRUST CERTIFICATES,

                              SERIES 2003-1 TRUST

                                    between

                            LEHMAN ABS CORPORATION,

                                 as Depositor,

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,

                                  as Trustee,

                              TRUST CERTIFICATES

                           Dated as of July 2, 2003

                                                 Table of Contents

                                                                                                               Page

Section 1. Incorporation of Standard Terms........................................................................1
           -------------------------------

Section 2. Definitions............................................................................................2
           -----------

Section 3. Designation of Trust and Certificates..................................................................9
           -------------------------------------

Section 4. Trust Certificates.....................................................................................9
           ------------------

Section 5. Distributions.........................................................................................10
           -------------

Section 6. Early Redemption of Certificates......................................................................11
           --------------------------------

Section 7. Partial Unwind of Certificates........................................................................12
           ------------------------------

Section 8. Trustee's Fees........................................................................................14
           --------------

Section 9. Swap Payments.........................................................................................15
           -------------

Section 10. Notices of Swap Termination Events...................................................................15
            ----------------------------------

Section 11. Miscellaneous........................................................................................15
            -------------

Section 12. Governing Law........................................................................................18
            -------------

Section 13. Counterparts.........................................................................................18
            ------------

Section 14. Termination of the Trust.............................................................................18
            ------------------------

Section 15. Sale of Underlying Securities........................................................................18
            -----------------------------

Section 16. Amendments...........................................................................................18
            ----------

Section 17. Voting of Underlying Securities, Modification of Underlying Securities Indenture.....................19
            --------------------------------------------------------------------------------

Section 18. Additional Depositor Representation..................................................................21
            -----------------------------------

SCHEDULE I     SERIES 2003-1 UNDERLYING SECURITIES SCHEDULE
EXHIBIT A      FORM OF TRUST CERTIFICATE
EXHIBIT B      FORM OF SWAP AGREEMENT


                                                         i



                               SERIES SUPPLEMENT

         REPACKAGED AMERICAN GENERAL FLOATING RATE TRUST CERTIFICATES
                              SERIES 2003-1 TRUST

          SERIES SUPPLEMENT, Repackaged American General Floating Rate Trust Certificates Series 2003-1, dated as of July 2, 2003 (the "Series
Supplement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                             W I T N E S S E T H:

          WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms" and, together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

          WHEREAS, the Depositor desires to deposit into the Trust the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") the general terms of which are described in the Prospectus Supplement under the heading "Description of the Underlying Securities";

          WHEREAS, the Depositor desires that the Trust enter into a swap agreement pursuant to which the Trust will exchange interest payments due on the Underlying Securities for payments from the Swap Counterparty which will be passed through the Certificateholders;

          WHEREAS, in connection with the creation of the Trust, the deposit therein of the Underlying Securities and the entering into the Swap Agreement thereby, it is desired to provide for the issuance of trust certificates evidencing undivided interests in the Trust; and

          WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

     Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Certificates and the transactions described herein.

     Section 2. Definitions.

     (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

          "Affiliated Owner" shall have the meaning set forth in Section 7(a).

          "Available Funds" shall mean, for any Distribution Date, Available Interest Funds and Available Principal Funds for such Distribution Date.

          "Available Interest Funds" shall mean, for any Distribution Date, the sum of (i) all amounts received from the Swap Counterparty pursuant to the Swap Agreement during the preceding Interest Accrual Period and (ii) any amounts representing interest on the Underlying Securities that are actually received by the Trust pursuant to the Underlying Securities Indenture on such Distribution Date and not required to be paid to the Swap Counterparty pursuant to the Swap Agreement.

          "Available Principal Funds" shall mean all amounts received from the Underlying Securities Issuer or the Underlying Securities Guarantor with respect to principal of the Underlying Securities on the Final Scheduled Distribution Date or any other date.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

          "Calculation Agent" shall mean Lehman Brothers Derivative Products
Inc.

          "Certificate Account" shall have the meaning specified in the Standard Terms.

          "Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

          "Closing Date" shall mean July 2, 2003.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Corporate Trust Office" shall mean the office of U.S. Bank Trust National Association located at 100 Wall Street, New York, New York 10005.

          "Currency" shall mean United States Dollars.

          "Depository" shall mean The Depository Trust Company, its nominees and their respective successors.

          "Discontinuation Date" shall mean the date determined by the Depositor within a reasonable time following the Underlying Securities Guarantor's either (x) having stated in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (y) having failed to file all required periodic reports for one full year.

          "Distribution Date" shall mean January 15th, April 15th, July 15th and October 15th of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on July 15, 2003, and ending on the earlier of the Final Scheduled Distribution Date and any date on which all Underlying Securities are redeemed pursuant to the Underlying Securities Indenture or prepaid or liquidated in whole for any reason other than at their maturity.

          "Early Termination Date" shall mean the date so designated as such in accordance with the terms of the Swap Agreement.

          "Early Termination Payment" shall mean, with respect to any Early Termination Date, the amount payable by the Swap Counterparty or the Trust, as applicable, on such Early Termination Date pursuant to the Swap Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" shall mean the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exercise Date" shall mean the date on which an Affiliated Owner delivers a Partial Unwind Agreement to the Trustee, accompanied by a certificate of the Marketing Agent pursuant to Section 7(a) hereof.

          "Final Scheduled Distribution Date" shall mean July 15, 2025, or, if such day is not a Business Day, the next succeeding Business Day.

          "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including July 2, 2003) to but excluding the current Distribution Date.

          "Interest Distribution Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the outstanding Certificate Principal Amount, (ii) the applicable Interest Rate for the preceding Interest Accrual Period and (iii) the actual number of days in such Interest Accrual Period divided by 360, as determined in accordance with the terms of the Swap Agreement.

          "Interest Rate" shall mean, 1.42054% per annum until the Distribution Date in July 2003 and, thereafter, for each Interest Accrual Period, Three-Month LIBOR plus 0.30%.

          "LIBOR Determination Date" shall mean for each Interest Accrual Period, the second London Banking Day preceding the commencement of such Interest Accrual Period.

          "London Banking Day" shall mean, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

          "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

          "Liquidation Proceeds" shall mean (i) with respect to a liquidation of the Underlying Securities in accordance with the Sale Procedures, the net proceeds received from the sale by the Marketing Agent, in accordance with the Sale Procedures, of the entire principal amount of the Underlying Securities or (ii) with respect to an Underlying Acceleration Termination, the payments received by the Trustee in respect of the related acceleration of the Underlying Securities.

          "Marketing Agent" shall mean Lehman Brothers Inc.

          "Maturity Date" shall have the meaning specified in Schedule I hereto.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Optional Termination Amount" shall mean, in connection with the execution of a Partial Unwind Agreement, the principal amount of Underlying Securities corresponding to the principal amount of an Affiliated Owner's Certificates to be redeemed pursuant to such Partial Unwind Agreement.

          "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.

          "Partial Unwind Agreement" means an agreement between an Affiliated Owner and the Swap Counterparty, and subject to countersignature by the Trustee on behalf of the Trust.

          "Partial Unwind Amount" means the dollar amount (which shall, except in the case of the Depositor or any Affiliate thereof, be at least $1,000,000) specified in the related Partial Unwind Agreement, which dollar amount corresponds to the principal amount of the Certificates to be delivered to the Trustee and the principal amount of Underlying Securities to be delivered or sold by the Trustee, in each case in accordance with Section 7(a).

          "Partial Unwind Date" has the meaning specified in Section 7(a).

          "Plan" means (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity.

          "Prepaid Ordinary Expenses" shall be zero for this Series.

          "Pro Rata Share" shall mean, with respect to any Certificateholder, a fraction the numerator of which equals the Outstanding principal amount of the Certificates owned by such

Certificateholder and the denominator of which equals the aggregate Outstanding principal amount of the Certificates.

          "Prospectus Supplement" shall mean the Prospectus Supplement, dated June 20, 2003, relating to the Certificates.

          "Rating Agency" shall mean Moody's and S&P.

          "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

          "Required Percentage-Amendment" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage-Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage-Remedies" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage-Removal" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Sale Procedure" shall mean the process by which the Marketing Agent, on behalf of the Trust, will sell the Underlying Securities to the solicited bidder (which bidders will be determined by the Marketing Agent in its sole and absolute discretion and which bidders may include Lehman Brothers Inc. or any of its affiliates but in any case shall include at least two bidders which are not affiliated with Lehman Brothers Inc.; provided, however, that neither Lehman Brothers Inc. or any of its affiliates is obligated to bid, and that such bidders need not be limited to recognized broker dealers; and provided further that if Lehman Brothers Inc. or any of its affiliates are bidders, any bid made by them shall not be greater than the fair value of the Underlying Securities) that provides the highest firm bid for the Underlying Securities. In the sole judgement of the Marketing Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities being sold or any other basis selected in a commercially reasonable manner by the Marketing Agent.

          "SEC Reporting Failure" shall mean the date determined by the Depositor within a reasonable time following the Underlying Securities Guarantor's either (x) having stated in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (y) having failed to file all required periodic reports for one full year.

          "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          "Securities Intermediary" shall have the meaning set forth in
Section 18 hereof.

          "Series" shall mean Repackaged American General Floating Rate Trust Certificates, Series 2003-1.

          "Special Redemption Date" shall mean the tenth Business Day following the Discontinuation Date.

          "Special Termination Event" shall mean a Swap Termination Event caused by the occurrence of (i) an event specified in Sections 5(a)(i) of the Swap Agreement, (ii) an event specified in Section 5(a)(vii) of the Swap Agreement or (iii) a Trigger Event.

          "Swap Agreement" shall mean the ISDA Master Agreement dated as of the Closing Date, between the Trust and the Swap Counterparty (including the Schedule thereto) as supplemented by the Confirmation dated July 2, 2003, in the form attached hereto as Exhibit B.

          "Swap Counterparty" shall mean Lehman Brothers Derivative Products Inc, or any permitted successor or assign thereto.

          "Swap Termination Event" shall mean the occurrence of any event that would constitute an "Event of Default" or "Termination Event" under the Swap Agreement.

          "Swap Redemption Date" shall mean the fifth Business Day following any Early Termination Date.

          "Telerate Page 3750" shall mean the display on the Dow Jones Telerate Service on page 3750 (or any other page as may replace such page on that service for the purpose of displaying LIBOR).

          "Three-Month LIBOR" shall mean, with respect to any LIBOR Determination Date, the London interbank offered rate for three-month (such period being referred to as the "Index Maturity") United States dollar deposits, commencing on the second London Banking Day immediately following such LIBOR Determination Date, which appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Determination Date. If Telerate Page 3750 is unavailable at such time, LIBOR for the appropriate Index Maturity will be determined at approximately 11:00 A.M., London time, on such LIBOR Determination Date on the basis of the rate at which LIBOR having such Index Maturity is offered by four major banks selected by the Calculation Agent in the London interbank market commencing on the second London Banking Day immediately following such LIBOR Determination Date. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Index Maturity will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for a given Index Maturity for such LIBOR Determination Date will be the arithmetic mean of LIBOR quoted at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date by three major banks in New York City selected by the Calculation Agent for LIBOR having such Index Maturity, commencing on the second London Banking Day immediately following such LIBOR Determination Date; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such Index Maturity will be LIBOR for such Index Maturity in effect on such LIBOR Determination Date.

          "Trigger Event" shall have the meaning specified in the Swap
Agreement.

          "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

          "Trust Property" shall mean the Underlying Securities described on
Schedule I hereto and the Swap Agreement and the Certificate Account; each subject to the obligations of the Trust under the Swap Agreement.

          "Underlying Acceleration Termination" shall have the meaning specified in the Swap Agreement.

          "Underlying Securities" shall mean $10,000,000 aggregate principal amount of 7 1/2% Notes, issued by the Underlying Securities Issuer, as set forth in Schedule I attached hereto.

          "Underlying Securities Guarantor" shall mean American International Group, Inc.

          "Underlying Securities Indenture" shall mean the indenture dated May 15, 1995, between the Underlying Securities Issuer and the Underlying Securities Trustee, pursuant to which the Underlying Securities were issued.

          "Underlying Securities Issuer" shall mean American General
Corporation.

          "Underlying Securities Trustee" shall mean Chemical Bank or any successor thereto acting as indenture trustee pursuant to the Underlying Securities Indenture.

          "Underwriter" shall mean Lehman Brothers Inc.

          "Universal Business Day" shall mean a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Frankfurt, London, New York and Tokyo.

          "Voting Rights" shall be allocated among all Certificateholders in proportion to the then unpaid Certificate Principal Amounts of their respective Certificates.

     (b) The terms listed below are not applicable to this Series.

               "Accounting Date"

               "Administrative Fees"

               "Advance"

               "Allowable Expense Amounts"

               "Basic Documents"

               "Call Premium Percentage"

               "Credit Support"

               "Credit Support Instrument"

               "Credit Support Provider"

               "Cut-off Date"

               "Eligible Expense"

               "Eligible Investment"

               "Exchange Rate Agent"

               "Fixed Pass-Through Rate"

               "Guaranteed Investment Contract"

               "Letter of Credit"

               "Limited Guarantor"

               "Limited Guaranty"

               "Minimum Wire Denomination"

               "Optional Exchange Dates"

               "Pass-Through Rate"

               "Place of Distribution"

               "Purchase Price"

               "Required Premium"

               "Required Principal"

               "Requisite Reserve Amount"

               "Retained Interest"

               "Sub-Administration Account"

               "Sub-Administration Agreement"

               "Sub-Administration Agent"

               "Surety Bond"

               "Swap Guarantee"

               "Swap Guarantor"

     Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "Repackaged American General Floating Rate Trust Certificates, Series 2003-1."

     (a) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit A. The Certificates shall be issued in denominations of $1,000. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

     (b) The Certificates have an initial aggregate certificate principal amount (the "Certificate Principal Amount") of $10,000,000.

     (c) The holders of the Certificates will be entitled to receive on each Distribution Date the Interest Distribution Amount.

     (d) The Depositor may sell to the Trustee additional Underlying Securities on any date hereafter upon at least 3 Business Days' notice to the Trustee (or such shorter period as shall be mutually satisfactory to the Depositor and the Trustee) and upon (i) satisfaction of the Rating Agency Condition, (ii) prior consent of the Swap Counterparty and (iii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Each condition to be satisfied with respect to a sale of Underlying Securities on or prior to the Closing Date shall be satisfied with respect to a sale of additional Underlying Securities no later than the date of sale thereof, each representation and warranty set forth in the Standard Terms to be made on the Closing Date shall be made on such date of sale, and from and after such date of sale, all Underlying Securities held by the Trustee shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall deposit such additional Underlying Securities in the Certificate Account, and shall authenticate and deliver to the Depositor, on its order, Certificates in a Certificate Principal Balance equal to the principal amount of such additional Underlying Securities. Any such additional Certificates authenticated and delivered shall have the same terms and rank pari passu with the Certificates previously issued in accordance with this Series Supplement.

     Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

     (a) the Underlying Securities set forth on Schedule I hereto;

     (b) the duly authorized and executed Swap Agreement; and

     (c) all documents required to be delivered to the Trustee pursuant to
Section 2.01 of the Standard Terms.

     Section 5. Distributions.

     (a) Except as otherwise provided in Section 3(c) and Section 6, on each applicable Distribution Date, the Trustee shall apply Available Funds in the Certificate Account as follows:

          (i) The Trustee will pay from Available Interest Funds:

               (1) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 8(b) below and approved by 100% of the Certificateholders; and

               (2) second, to the holders of the Certificates, interest accrued and unpaid, pro rata in proportion to their entitlements thereto;

          provided, however, that if the Trustee has not received any amounts of Available Interest Funds on or prior to the related Distribution Date, such amounts shall be applied in accordance with this Section 5(a) promptly upon receipt of such amounts.

          (ii) The Trustee will pay Available Principal Funds, first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 8(b) below and approved by 100% of the Certificateholders; and second, to the Certificateholders, pro rata, from Available Principal Funds, the then outstanding principal on the Certificates.

          (iii) any Available Funds remaining in the Certificate Account after the payments set forth in clauses 5(a)(i) and 5(a)(ii) above shall be paid first, to the Trustee, as reasonable compensation for services rendered to the Depositor, up to $1,000 and, thereafter, to the Certificateholders, pro rata.

Any portion of the Available Funds (i) that does not constitute principal of, or interest on, the Underlying Securities, (ii) that is not received in connection with a redemption, prepayment or liquidation of the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated by this Series Supplement, shall be remitted by the Trustee to the Depositor.

     Section 6. Early Redemption of Certificates.

     (a) If a Special Termination Event occurs, the Trustee shall, no later than one Business Day following the applicable Early Termination Date, notify the Certificateholders of the occurrence of such Special Termination Event. Subject to the next succeeding sentence, the Trustee shall, on the applicable Swap Redemption Date, distribute to each Certificateholder its Pro Rata Share of (i) the Underlying Securities in-kind and (ii) any Early Termination Payment received by the Trust from the Swap Counterparty in connection with such Special Termination Event. Notwithstanding the preceding sentence, the Certificateholders may elect, by affirmative vote of 100% of the Certificates outstanding, to notify the Trustee no later than three Business Days prior to the applicable Swap Redemption Date, to direct the Marketing Agent to sell, in accordance with the Sale Procedures, the entire principal balance of the Underlying Securities held by the Trust for settlement on the Early Termination Date and distribute to each Certificateholder on such date its Pro Rata Share of the sum of (i) the Liquidation Proceeds and (ii) any Early Termination Payment received by the Trust from the Swap Counterparty in connection with such Special Termination Event.

     (b) If a Swap Termination Event occurs that is not a Special Termination Event, promptly following the applicable Early Termination Date, the Trustee will direct the Marketing Agent to sell, in accordance with the Sale Procedures, the entire principal balance of the Underlying Securities held by the Trust for settlement on the Early Termination Date and distribute to each Certificateholder on such date the greater of (a) zero and (b) its Pro Rata Share of (i) the Liquidation Proceeds plus (ii) any Early Termination Payment received by the Trust from the Swap Counterparty in connection with such Special Termination Event, minus (iii) any Early Termination Payment paid by the Trust to the Swap Counterparty in connection with such Special Termination Event.

     (c) Notwithstanding Section 3.12 of the Standard Terms, upon the occurrence of an SEC Reporting Failure, the Depositor shall within a reasonable time after the Discontinuation Date, (i) subject to the second succeeding sentence and subject to the consent of the Swap Counterparty in accordance with the terms of the Swap Agreement, instruct the Trustee to (A) distribute to each Certificateholder, on the Special Redemption Date, its Pro Rata Share of the Underlying Securities and (B) assign to each Certificateholder its Pro Rata Share of all rights and obligations of the Trust in and to the Swap Agreement. If the Swap Counterparty does not consent to the assignment of the Swap Agreement to the Certificateholders, and subject to the next succeeding sentence, the Trustee will direct the Marketing Agent to sell, in accordance with the Sale Procedures, the entire principal balance of the Underlying Securities held by the Trust for settlement on the Early Termination Date and distribute to each Certificateholder on such date the greater of (a) zero and (b) its Pro Rata Share of (i) the Liquidation Proceeds plus (ii) any Early Termination Payment received by the Trust from the Swap Counterparty in connection with the related Swap Termination Event, minus
(iii) any Early Termination Payment paid by the Trust to the Swap Counterparty in connection with such Swap Termination Event. Notwithstanding the foregoing subject to the consent of the Swap Counterparty in accordance with the terms of the Swap Agreement, the Certificateholders may elect, by affirmative vote of 100% of the Certificates outstanding, to notify the Trustee no later than three Business Days prior to the applicable Special Redemption Date to take another action (which proposed action must be reasonably acceptable to the Trustee) with respect to the Underlying Securities and the

Swap Agreement as may be agreed upon by the Certificateholders and the Swap Counterparty, including, without limitation, transferring the Underlying Securities and the Swap Agreement to a new special purpose entity and to receive, instead of the Underlying Securities and the Swap Agreement, interests in such special purpose entity.

     (d) If the Trustee receives non-cash property in respect of the Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice to the Depository, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that the Trustee shall and the Trustee shall, not later than 30 days after the receipt of such property, allocate and distribute such property to the Holders of Certificates then outstanding and unpaid (after deducting the costs incurred in connection therewith) their pro rata portion of such property. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders, based on the market value of such property as of the date of distribution to Certificateholders, will be deemed to reduce the Certificate Principal Amount on a dollar-for-dollar basis.

     Section 7. Partial Unwind of Certificates.

     (a) If the beneficial owner of any Certificate is Lehman Brothers Inc. or any affiliate thereof (an "Affiliated Owner"), and such Affiliated Owner has been a registered Certificateholder for at least six calendar months, and subject to agreement by the two parties as to the termination payment owed under the Swap Agreement, the Swap Counterparty shall enter into a Partial Unwind Agreement with such Affiliated Owner, at its request. In the event an Affiliated Owner and the Swap Counterparty enter into and deliver to the Trustee a Partial Unwind Agreement, specifying a date (the "Partial Unwind Date"), which is at least five Business Days thereafter, on which the Affiliated Owner and the Swap Counterparty propose that the actions referred to in the fourth succeeding sentence would occur, the Trustee may, in its sole discretion (but shall not be obligated to) countersign such Partial Unwind Agreement; provided, however, that (i) no Affiliated Owner will be permitted to enter into a Partial Unwind Agreement prior to the one-year anniversary of the Closing Date, (ii) no Affiliated Owner will be permitted to enter into a Partial Unwind Agreement more frequently than once in any six month calendar period and (iii) each Partial Unwind Agreement shall be in a minimum amount of $1,000,000. Any such Partial Unwind Agreement shall specify a Partial Unwind Date which is on or before the next succeeding Distribution Date (so that no Distribution Date falls between the date such Partial Unwind Agreement (as executed by an Affiliated Owner and the Swap Counterparty) is delivered to the Trustee and a Distribution Date). In addition, in determining whether to countersign a Partial Unwind Agreement, the Trustee may rely on a certification of the Marketing Agent, which the Marketing Agent shall provide, as to whether entering into and giving effect to such Partial Unwind Agreement
(a) will expose the Trust to any liability or expense or (b) have an adverse impact on or consequence for the Trust including (x) the treatment of the Certificates and the Trust for Federal income tax purposes (as specified in the Trust Agreement), or (y) under the Investment Company Act, ERISA or the Code or (c) would adversely affect in any material respect the interests of any Certificateholder (other than the applicable Affiliated Owner). The Trustee shall also be entitled to receive an Opinion of

Counsel with respect to the foregoing legal matters and the cost of such Opinion of Counsel shall be borne by the applicable Affiliated Owner. In order to give effect to the provisions of a Partial Unwind Agreement which the Trustee has elected to countersign, the Trustee shall, effective on such Partial Unwind Date and upon confirmation to the Trustee from the Swap Counterparty that such Affiliated Owner has paid to the Swap Counterparty any breakage or termination payment due under the Swap Agreement in connection with the partial termination provided for in the Partial Unwind Agreement, deliver to such Affiliated Owner, against tender by such Affiliated Owner or its nominee of a Certificate having a principal balance equal to the Partial Unwind Amount, either Underlying Securities having a principal amount equal to the Partial Unwind Amount or the cash proceeds from the sale by the Marketing Agent on behalf of such Certificateholder of such Underlying Securities (as specified in the Partial Unwind Agreement) plus (to the extent such has actually been paid to the Trustee by the Swap Counterparty) any breakage or termination payment payable by the Swap Counterparty in connection with the partial termination provided for in the Partial Unwind Agreement. Failure by the Trustee to execute and deliver to such Certificateholder and Swap Counterparty a Partial Unwind Agreement by not later than the second Business Day before the proposed Partial Unwind Date shall be deemed to constitute notice by the Trustee that it has elected not to countersign such Partial Unwind Agreement. In the event that the Trustee elects not to countersign a Partial Unwind Agreement, the Trust shall continue as if no Partial Unwind Agreement had been tendered to the Trustee for countersignature. The execution by such Certificateholder and the Swap Counterparty of such Partial Unwind Agreement, taken together with the countersignature by the Trustee of such Partial Unwind Agreement, shall be deemed to constitute an amendment to this Trust Agreement under subsection 10.01(a) and, accordingly, shall not require the consent of any Certificateholder other than the applicable Affiliated Owner. In the event the Trustee elects to countersign a Partial Unwind Agreement, the Trustee shall notify each Rating Agency rating such series of Certificates of such Partial Unwind of Underlying Securities.

     (b) Certificates with respect to which a Partial Unwind Agreement relates shall be delivered to the Trustee on the Partial Unwind Date. Each such Certificate not so delivered shall be deemed delivered on the books of the Trustee on the Partial Unwind Date. With respect to each Certificate deemed delivered to the Trustee, the Trustee shall make any required payments or deliveries on such Partial Unwind Date (or such later date as the Trustee is actually in receipt of such payments or deliveries) to the applicable Affiliated Owner listed on the Certificate Register and such Certificate shall be deemed cancelled.

     (c) If the Underlying Securities underlying the Certificates with respect to which a Partial Unwind Agreement shall have occurred are held by the Trustee in certificated form, the Trustee shall, if necessary, request the registrar for such Underlying Securities to deliver to the Trustee in certificated form in appropriate denominations the Underlying Securities evidenced by the Certificates so surrendered for withdrawal and, if the requested Underlying Securities are received within 30 calendar days, the Trustee shall deliver such Underlying Securities to the applicable Affiliated Owner without unreasonable delay. If the requested certificated Underlying Securities are not received within 30 calendar days, the Trustee shall re-deliver the surrendered Certificates to such Affiliated Owner; provided, however, the Trustee shall continue to seek to obtain the requested certificated Underlying Securities and shall re-deliver the surrendered Certificates, if the Affiliated Owner so requests and directs the Trustee and delivers its Certificates.

     (d) If the Underlying Securities underlying the Certificates with respect to which a Partial Unwind Agreement shall have occurred are held by the Trustee in book-entry form, the Trustee shall arrange for beneficial ownership thereof to be transferred to the applicable Affiliated Owner, or its designee, on the records of the Clearing Agency with which the certificate evidencing such Underlying Securities is on deposit.

     (e) Delivery of Underlying Securities in certificated form and re-delivery of any Certificate pursuant to paragraph (c) above shall be made by the Trustee at its Corporate Trust Office in New York City, except that, at the written request, risk and expense of the Affiliated Owner surrendering such Certificates and for the account of the Affiliated Owner thereof, such delivery may be made at such other place as may be designated by such Affiliated Owner and reasonably agreed to by the Trustee.

     (f) Upon delivery by the Trustee of any Underlying Security to an Affiliated Owner pursuant to this Section 7, such Underlying Security and the surrendered Certificate shall cease to be entitled to the benefit of this Trust Agreement for all purposes of this Trust Agreement and the Trustee shall have no further obligation to such Affiliated Owner with respect thereto.

     (g) The Affiliated Owner who surrenders Certificates to the Trustee as provided herein in return for the Underlying Securities (whether in certificated form or by book-entry) may not thereafter redeposit such Underlying Securities with the Trustee and receive the benefit of this Trust Agreement.

     (h) As a condition precedent to the delivery of Underlying Securities to an Affiliated Owner upon delivery of a Partial Unwind Agreement, the Trustee may require payment by such Affiliated Owner of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto and any other reasonable out-of-pocket costs or expenses incurred by the Trustee in connection with such delivery, including the costs of delivery to any office other than the Trustee's designated office in New York City.

     Section 8. Trustee's Fees.

     (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee and any amounts payable under clauses 5(a)(iii) above. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.

     (b) Extraordinary Trust Expenses shall not be paid out of the Trust Property unless all the holders of the Certificates then outstanding have directed the Trustee to incur such Extraordinary Trust Expenses. The Trustee may incur other Extraordinary Trust Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Trust Expenses are not approved unanimously as set forth in the first sentence of this Section 8(b), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee.

     Section 9. Swap Payments. The Trust shall pay to the Swap Counterparty,
(i) all interest payments paid to the Trust in respect of the Underlying Securities on the date such amounts are received by the Trust, excluding any amount of interest that accrued with respect to the Underlying Securities from the Underlying Securities Payment Date next preceding the Closing Date to, but excluding, the Closing Date and (ii) upon the occurrence of a Swap Termination Event, other than a Special Termination Event, an amount equal to any Early Termination Payment owed by it to the Swap Counterparty under the Swap Agreement. All amounts received by the Trustee from the Swap Counterparty on any date under the Swap Agreement shall be deposited into the Certificate Account on such date.

     Section 10. Notices of Swap Termination Events.

          As promptly as practicable after, and in any event within 30 days after, the occurrence of any Swap Termination Event actually known to the Trustee, the Trustee shall give notice of such Swap Termination Event to the Depository, or, if any Certificates are not then held by DTC or any other depository, directly to the registered holders of such Certificates.

     Section 11. Miscellaneous.

     (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Certificates.

     (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Certificates.

     (c) The Trustee shall simultaneously forward reports to Certificateholders and to the Swap Counterparty pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

     (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

     (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Certificates.

     (f) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

     (g) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or the Swap Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed. Notwithstanding
Section 3.05 of the Standard Terms, funds on deposit in the Certificate Account shall not be invested. Section 2.01(f) of the Standard Terms shall be superseded by this provision.

     (h) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Certificates representing the Required Percentage-Removal. Section 2.01(f) of the Standard Terms shall be superseded by this provision.

     (i) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

     (j) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

     (k) The Trustee shall appoint a firm of independent certified public accountants to review each of the distribution reports prepared by the Trustee pursuant to Section 4.03 of the Standard Terms and to verify (x) that such reports and the calculations made therein were made accurately and in accordance with the terms of the Trust Agreement and (y) that the Depositor and the Trustee have each fulfilled their obligations under this Trust Agreement. The Trustee shall instruct the accountants (i) to promptly report to the Trustee any errors in such distribution reports discovered in verifying such calculations and (ii) to render to the Trustee an annual examination report, prepared in compliance with established or stated criteria as set forth in the professional standards of the American Institute of Certified Public Accountants, within 45 days (or such longer period as may be acceptable to the Trustee) following the end of each calendar year that specifies the calculations made in reviewing the distribution reports prepared by the Trustee for the previous calendar year and such accountants' associated findings.

     (l) In relation to Section 7.01(f) of the Standard Terms, any periodic reports filed by the Trustee pursuant to the Exchange Act in accordance with the customary practices of the Depositor, need not contain any independent reports.

     (m) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

     (n) The Trust will not merge or consolidate with any other entity without written confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

     (o) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

          If to the Depositor, to:

               Lehman ABS Corporation
               745 Seventh Avenue
               New York, New York  10019
               Attention:  Structured Credit Trading
               Telephone:  (212) 526-6575
               Facsimile:  (201) 508-4621

          If to the Trustee, to:

               U.S. Bank Trust National Association
               100 Wall Street New York, New York 10005
               Attention: Corporate Trust
               Telephone: (212) 361-2500
               Facsimile: (212) 809-5459

          If to the Rating Agencies, to:

               Moody's Investors Service, Inc.
               99 Church Street 21W
               New York, New York  10007
               Attention:  CBO/CLO Monitoring Department
               Telephone:  (212) 553-1494
               Facsimile:  (212) 553-0355

     and to:

               Standard & Poor's Ratings Services
               55 Water Street
               New York, New York  10041
               Attention:  Structured Finance Surveillance Group
               Telephone:  (212) 438-2482
               Facsimile:  (212) 438-2664

          If to the New York Stock Exchange, to:

               New York Stock Exchange, Inc.
               20 Broad Street
               New York, New York  10005
               Attention:  Vincent Patten
               Telephone:  (212) 656-5276
               Facsimile:  (212) 656-5780

          If to the Swap Counterparty, to:

               Lehman Brothers Derivative Products Inc.
               c/o Lehman Brothers Inc.
               745 Seventh Avenue, 28th Floor
               New York, New York  10019
               Attention:  Documentation Manager
               Telephone:  (212) 526-7187
               Facsimile:  (212) 526-7672

          Any notices given to the Depositor under this Agreement shall also be given to the Swap Counterparty.

     (p) Each of the representations, covenants and agreements made herein by each of the Depositor and the Trustee are for the benefit of the Certificateholders.

     (q) The provisions of the Section 2.01(d)(iii) of the Standard Terms shall not apply to the Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Certificates and the following shall be deemed to be inserted in its place:

          "at the time of delivery of the Underlying Securities, the Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest; and"

     Section 12. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

     Section 13. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     Section 14. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to the Certificateholders following a Swap Termination Event; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 15. Sale of Underlying Securities. In the event of a sale of the Underlying Securities pursuant to Section 6 hereof, the Marketing Agent shall sell the Underlying Securities in accordance with the Sale Procedure.

     Section 16. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. The Trustee shall not enter into any amendment or modification of the Trust Agreement that would affect the method, amount or timing of payments due to the Swap Counterparty or the consent rights of the Swap Counterparty hereunder without the prior written consent of the Swap Counterparty. Unless otherwise agreed, the Trustee shall provide five Business Days written notice to each Rating Agency and the Swap Counterparty before entering into any amendment or modification of the Trust Agreement pursuant to this Section 16.

     Section 17. Voting of Underlying Securities, Modification of Underlying Securities Indenture, Modification of Swap Agreement.

     (a) The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to the Swap Counterparty and each Certificateholder of record as of such date. Notwithstanding anything in the Trust Agreement to the contrary, until a Swap Termination Event has occurred, the Swap Counterparty shall have all rights to vote on any matters with respect to the Underlying Securities. During the continuance of a Swap Termination Event, the Certificateholders shall have all rights to vote on any matters with respect to the Underlying Securities, and in such event: (i) the Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation; (ii) the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding Certificate Principal Amounts of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required. However, notwithstanding anything in the Trust Agreement to the contrary (including this Section 17), the Trustee shall at no time vote on or consent to any matter (A) unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code, (B) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with (prior to a Swap Termination Event) the consent of the Swap Counterparty or (during the continuance of a Swap Termination Event) the unanimous consent of holders of all outstanding Certificates, or (C) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of (prior to a Swap Termination Event) the Swap Counterparty or (during the continuance of a Swap Termination Event) Certificateholders representing 100% of the Certificates. The Trustee shall have no liability for any failure to act resulting from late return of, or failure to return, directions requested by the Trustee from the Certificateholders or the Swap Counterparty.

     (b) In the event that an offer is made by the Underlying Securities Issuer or any other Person to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Swap Counterparty and the Certificateholders of such offer promptly. The Trustee must reject any such offer unless, prior to the occurrence of a Swap Termination Event, the Trustee is directed by the Swap Counterparty to accept such offer and the Trustee has received the tax opinion described above. During the continuance of a Swap Termination Event, the Trustee must reject any such offer unless a default on the Underlying Securities shall have occurred, and the Trustee is directed by affirmative vote of the holders of 100% of the Certificates to accept such offer and the Trustee has received the tax opinion described above. If pursuant to the preceding two sentences, the Trustee accepts any such offer the Trustee shall promptly notify the Rating Agencies.

     (c) If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by the Swap Counterparty, or, during the continuance of a Swap Termination Event, a majority of the outstanding Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

     (d) Until a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event that would constitute a Swap Termination Event, the Trustee shall be entitled to assume (and shall be fully protected, indemnified and held harmless in doing so, in accordance with Section 7.12 of the Standard Terms) that no Swap Termination Event has occurred and may accordingly seek instructions under this Section 17 exclusively from the Swap Counterparty.

     (e) The Trustee shall not consent to any amendment to the Swap Agreement unless (i) it shall have received the prior consent to such amendment of Certificateholders representing 66 2/3% of the aggregate Voting Rights and
(ii) each Rating Agency shall have confirmed in writing that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, the Trustee may consent to any amendment to the Swap Agreement without the consent of the certificateholders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement which may be inconsistent with any other provision thereof, or to otherwise cure any defect therein, provided that any such amendment does not materially adversely affect the interest of the certificateholders and that each Rating Agency shall have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, the Trustee shall not consent to any amendment to the Swap Agreement that alters the timing or amount of any payment on the Swap Agreement unless
(i) it shall have received the prior consent to such amendment of certificateholders representing 100% of the aggregate Voting Rights and (ii) each Rating Agency been given prior written notice of any such amendment (and no rating confirmation shall be required).

     Section 18. Additional Depositor Representation. It is the express intent of the parties hereto that the conveyance of the Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor. In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities and all proceeds thereof by the Depositor to the Trustee to secure a debt or other obligation of the Depositor, pursuant to
Section 10.07 of the Standard Terms. In connection with any such grant of a security interest in the Underlying Securities and all proceeds thereof (including any such grant in connection with any sale of additional Underlying Securities pursuant to Section 3(d)), the Depositor hereby represents and warrants to Trustee as follows:

     (i) In the event the Underlying Securities are held to be property of the Depositor, then the Trust Agreement creates a valid and continuing security interest (as defined in the UCC) in the Underlying Securities in favor of the Securities Intermediary which security interest is prior to all other liens, and is enforceable as such as against creditors of, and purchasers from, the Depositor.

     (ii) The Underlying Securities have been credited to a trust account (the "Securities Account") established in the name of the Trustee in accordance with Section 2.01 of the Standard Terms. U.S. Bank Trust National Association, as securities intermediary (the "Securities Intermediary") has established the Securities Account and has agreed to treat the Underlying Securities as "financial assets" within the meaning of the UCC.

     (iii) Immediately prior to the transfer of the Underlying Securities to the Trust, the Depositor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person.

     (iv) The Depositor has received all consents and approvals required by the terms of the Underlying Securities for the transfer to the Trustee all of the Depositor's interest and rights in the Underlying Securities as contemplated by the Trust Agreement.

     (v) The Depositor has taken all steps necessary to cause the Securities Intermediary to identify on its records that the Trustee is the Person owning the security entitlements credited to the Securities Account.

     (vi) Other than the security interest granted to the Trust pursuant to this Agreement, the Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released). The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of the Underlying Securities other than any financing statement relating to the security interest granted to the Trust hereunder. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

     (vii) The Securities Account is not in the name of any Person other than the Trustee. The Depositor has not consented to the compliance by the Securities Intermediary, with entitlement orders of any Person other than the Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                              LEHMAN ABS CORPORATION,
                                  as Depositor


                              By:____________________________
                                 Name:
                                 Title:


                              U.S. BANK TRUST NATIONAL ASSOCIATION,
                                 not in its individual capacity but solely as Trustee on behalf of the
                                 Repackaged American General Floating Rate
                                 Trust Certificates,
                                 Series 2003-1 Trust


                              By:____________________________
                                 Name:
                                 Title:

                                                                    SCHEDULE I

         REPACKAGED AMERICAN GENERAL FLOATING RATE TRUST CERTIFICATES
                                 SERIES 2003-1

                        UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                    7 1/2% Notes.

Issuer:                                   American General Corporation.

CUSIP Number:                             026351AU0.

Principal Amount Deposited:               $10,000,000.

Original Issue Date:                      The Underlying Securities were
                                          issued on July 11, 1995.

Principal Amount of
Underlying Securities
Originally Issued:                        $150,000,000.

Maturity Date:                            July 15, 2025.

Interest Rate:                            7 1/2% per annum.

Interest Payment Dates:                   January 15th and July 15th.

Record Dates:                             January 1st and July 1st.

                                   EXHIBIT A
                           FORM OF TRUST CERTIFICATE

                               TRUST CERTIFICATE
                               -----------------

NUMBER 1                                                           $10,000,000
                                                         CUSIP NO. 76027Y AA 2

                      SEE REVERSE FOR CERTAIN DEFINITIONS

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                            LEHMAN ABS CORPORATION

                                  $10,000,000

         REPACKAGED AMERICAN GENERAL FLOATING RATE TRUST CERTIFICATES
                                 SERIES 2003-1

INTEREST RATE: 1.42054% UNTIL THE DISTRIBUTION DATE IN JULY 2003 AND THREE-MONTH LIBOR PLUS 0.30% THEREAFTER

          evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $10,000,000 aggregate principal amount of 7 1/2% Notes due 2025, issued by American General Corporation (the "Underlying Securities Issuer") and all payments received thereon, deposited in trust by Lehman ABS Corporation (the "Depositor"), and certain rights of the Trust under the Swap Agreement (the "Trust Property").

          THIS CERTIFIES THAT CEDE & CO. is the registered owner of an aggregate of $10,000,000 principal amount nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Repackaged American General Floating Rate Trust Certificates Series 2003-1 Trust, formed by the Depositor.

          The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement in respect of the Repackaged American General Floating Rate Trust Certificates, Series 2003-1, dated as of July 2, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as the "Repackaged American General Floating Rate Trust Certificates, Series 2003-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, (ii) all payments on or collections in respect of the Underlying Securities accrued on or after July 2, 2003, together with any and all income, proceeds and payments with respect thereto; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement).

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                             REPACKAGED AMERICAN GENERAL
                             FLOATING RATE TRUST CERTIFICATES,
                             SERIES 2003-1


                             By: U.S. BANK TRUST NATIONAL
                             ASSOCIATION
                             not in its individual capacity but solely as
                             Trustee,


                             By:
                                --------------------------------------------
                                Authorized Signatory


Dated:  July 2, 2003


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Repackaged American General Floating Rate Trust Certificates, Series 2003-1, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:
   --------------------------
     Authorized Signatory

                           (REVERSE OF CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Swap Agreement and the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Swap Counterparty and the Holders of the Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not a notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in denominations of $1,000.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to the Certificateholders following a Swap Termination Event; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.

                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                                              *

                                                   Signature Guaranteed:

                                                              *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT B
                            FORM OF SWAP AGREEMENT

(Multicurrency - Cross Border)



                                    ISDA(R)

                 International Swap Dealers Association, Inc.


                               MASTER AGREEMENT

                           dated as of July 2, 2003

                                        REPACKAGED AMERICAN GENERAL
LEHMAN BROTHERS DERIVATIVE              FLOATING RATE TRUST
PRODUCTS INC.                    and    CERTIFICATES, SERIES 2003-1 TRUST

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

          Accordingly, the parties agree as follows: --

     Section 19. Interpretation

     (a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

     (b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

     (c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement'), and the parties would not otherwise enter into any Transactions.

     Section 20. Obligations

     (a) General Conditions.

          (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

          (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

          (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

     (b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

     (c) Netting. If on any date amounts would otherwise be payable: --

          (i) in the same currency; and

          (ii) in respect of the same Transaction,

          by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

          The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

     (d) Deduction or Withholding for Tax.

          (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

               (1) promptly notify the other party ("Y") of such requirement;

               (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

               (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

               (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

          (i) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

          (ii) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

          (ii) Liability. If: --

               (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

               (2) X does not so deduct or withhold; and

               (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

     (e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

     Section 21. Representations

     Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: --

     (a) Basic Representations.

          (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

          (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

          (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

          (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

          (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

     (b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

     (c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

     (d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

     (e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

     (f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

     Section 22. Agreements

          Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

     (a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: --

          (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

          (ii) any other documents specified in the Schedule or any Confirmation; and

          (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

     (b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

     (c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

     (d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

     (e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

     Section 23. Events of Default and Termination Events

     (a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:

          (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

          (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

          (iii) Credit Support Default.

               (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

               (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

               (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

          (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

          (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

          (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

          (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

               (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
          (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

          (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer. --

               (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

               (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

     (b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below: --

          (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

               (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

               (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

          (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

          (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

          (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

          (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

     (c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

     Section 24. Early Termination

     (a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

     (b) Right to Terminate Following Termination Event.

          (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

          (ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

          (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

          (iv) Right to Terminate. If: --

               (1) a transfer under Section 6(b)(ii) or an agreement under
          Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

     (c) Effect of Designation.

          (i) If notice designating an Early Termination Date is given under
     Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

          (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

     (d) Calculations.

          (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

          (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective

     (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

     (e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

          (i) Events of Default. If the Early Termination Date results from an Event of Default: --

               (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

               (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

               (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

               (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

               (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

               (2) Two Affected Parties. If there are two Affected Parties: --

          (i) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

          (ii) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

          (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

          (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

     Section 25. Transfer

          Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

     (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

     (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

          Any purported transfer that is not in compliance with this Section will be void.

     Section 26. Contractual Currency

     (a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

     (b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement,
(ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

     (c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

     (d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

     Section 27. Miscellaneous

     (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

     (b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

     (c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

     (d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

     (e) Counterparts and Confirmations.

          (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

          (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

     (f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

     (g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

     Section 28. Offices; Multibranch Parties

     (a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

     (b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

     (c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

     Section 29. Expenses

          A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

     Section 30. Notices

     (a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: --

          (i) if in writing and delivered in person or by courier, on the date it is delivered;

          (ii) if sent by telex, on the date the recipient's answerback is received;

          (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

          (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

          (v) if sent by electronic messaging system, on the date that electronic message is received,

          unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

     (b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

     Section 31. Governing Law and Jurisdiction

     (a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

     (b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

          (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

          (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

          Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

     (c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

     (d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

     Section 32. Definitions

          As used in this Agreement: --

          "Additional Termination Event" has the meaning specified in Section 5(b).

          "Affected Party" has the meaning specified in Section 5(b).

          "Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

          "Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

          "Applicable Rate" means: --

          (a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

          (b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

          (c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

          (d) in all other cases, the Termination Rate.

          "Burdened Party" has the meaning specified in Section 5(b).

          "Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

          "consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

          "Credit Event Upon Merger" has the meaning specified in Section
5(b).

          "Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

          "Credit Support Provider" has the meaning specified in the Schedule.

          "Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by
it) if it were to fund or of funding the relevant amount plus 1% per annum.

          "Defaulting Party" has the meaning specified in Section 6(a).

          "Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

          "Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

          "Illegality" has the meaning specified in Section 5(b).

          "Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

          "law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

          "Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

          "Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under
Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

          "Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

          "Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

          "Non-defaulting Party" has the meaning specified in Section 6(a).

          "Office" means a branch or office of a party, which may be such party's head or home office.

          "Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

          "Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

          "Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

          "Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

          "Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of :--

          (a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

          (b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

          "Specified Entity" has the meanings specified in the Schedule.

          "Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

          "Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any

Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

          "Stamp Tax" means any stamp, registration, documentation or similar tax.

          "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

          "Tax Event" has the meaning specified in Section 5(b).

          "Tax Event Upon Merger" has the meaning specified in Section 5(b).

          "Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

          "Termination Currency" has the meaning specified in the Schedule.

          "Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

          "Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

          "Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

          "Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

          IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

       LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.                    REPACKAGED AMERICAN GENERAL FLOATING RATE TRUST
                                                                          CERTIFICATES, SERIES 2003-1 TRUST
                     (Party A)                                                      (Party B)

                                                             By:   U.S. Bank Trust National Association, not in
                                                                   its individual capacity but solely as Trustee
By:    ________________________________                            under the Trust Agreement
       Name:
       Title:

                                                             By:   ________________________________
                                                                   Name:
                                                                   Title:

                                   SCHEDULE
                            to the Master Agreement
                           dated as of July 2, 2003

                                    between

             LEHMAN BROTHERS DERIVATIVE PRODUCTS INC. ("Party A"),
                         a corporation organized under
                                  the laws of
                             the State of Delaware
                                      and

                   REPACKAGED AMERICAN GENERAL FLOATING RATE
              TRUST CERTIFICATES, SERIES 2003-1 TRUST("Party B")
            a trust created under the laws of the State of New York
              pursuant to the Trust Agreement (as defined herein)

     Section 33. Termination Provisions.

In this Agreement:-

     (a) "Specified Entity" means in relation to Party A for the purpose of:-


     Section 5(a)(v)                                  Not Applicable.
     ---------------
     Section 5(a)(vi)                                 Not Applicable.
     ----------------
     Section 5(a)(vii)                                Not Applicable.
     -----------------
     Section 5(b)(iv)                                 Not Applicable.
     ----------------

     and in relation to Party B for the purpose of:-

     Section 5(a)(v)                                  Not Applicable.
     ---------------
     Section 5(a)(vi)                                 Not Applicable.
     ----------------
     Section 5(a)(vii)                                Not Applicable.
     -----------------
     Section 5(b)(iv)                                 Not Applicable.
     ----------------

     (b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

     (c) Failure to Pay or Deliver. Section 5(a) is hereby amended by replacing the word "third" with the word "tenth" in the last line of subsection (i) thereof.

     (d) Section 5(a) is hereby amended by: (1) deleting the word "or" at the end of Subsection (vii) thereof; (2) deleting the period at the end of Subsection (viii) thereof and replacing it with "; or" and (3) adding the following Subsection (ix) at the end of such Section 5(a):

       (ix)Underlying Securities Termination Default. An Underlying Securities Termination Default shall have occurred and be continuing.

       For the purpose of the foregoing Event of Default, the Defaulting Party shall be Party B.

     (e) The provisions of Section 5(a) (as modified by (c) and (d) above) and
Section 5(b) will apply to Party A and to Party B as follows:-

     Section 5(a)                                                Party A                 Party B
     ------------                                                -------                 -------
     (i)     "Failure to Pay or Deliver"                         Applicable.             Applicable.
     (ii)    "Breach of Agreement"                               Not Applicable.         Not Applicable.
     (iii)   "Credit Support Default"                            Not Applicable.         Not Applicable.
     (iv)    "Misrepresentation"                                 Not Applicable.         Not Applicable.
     (v)     "Default under Specified Transaction"               Not Applicable.         Not Applicable.
     (vi)    "Cross Default"                                     Not Applicable.         Not Applicable.
     (vii)   "Bankruptcy"                                        Applicable.             Not Applicable.
     (viii)  "Merger Without Assumption"                         Not Applicable.         Not Applicable.
     (ix)    "Underlying Securities Termination
                      Default"                                   Not Applicable.         Applicable.

     Section 5(b)                                                Party A                 Party B
     ------------                                                -------                 -------

     (i)     "Illegality"                                        Applicable.             Applicable.
     (ii)    "Tax Event"                                         Not Applicable.         Not Applicable.
     (iii)   "Tax Event Upon Merger"                             Not Applicable.         Not Applicable.
     (iv)    "Credit Event Upon Merger"                          Not Applicable.         Not Applicable.
     (v)     "Additional Termination Event"                      Applicable.             Applicable.

     (f) The following shall each be specified as "Additional Termination Events" pursuant to Section 5(b)(v):

          Partial Unwind. The exercise of a partial unwind of the Underlying Securities by a Certificateholder in accordance with Section 7 of the Series Supplement, in which case, (1) a portion of the Notional Amount of the Transactions equal to the related Partial Unwind Amount shall be terminated and (2) the Early Termination Date with respect to such portion of the Notional Amount of the Transactions shall be the related Partial Unwind Date. For the purposes the foregoing Additional Termination Event, Party A shall be the Affected Party.

          Trigger Event. The occurrence of a Trigger Event, in which case the entire Notional Amount of the Transaction shall be terminated. Each of the following events shall constitute a Trigger Event:

          (1) Downgrade. Party A ceases to maintain a Single A Quality financial program, counterparty or similar rating from both of the Relevant Rating Agencies;

          (2) Failure To Deliver Collateral. The occurrence of an Event of Default under the ISDA Master Agreement dated July 16, 1998 between Party A and LBSF (the "Offsetting Transaction Master Agreement") as a result of LBSF's failure to deliver, or procure delivery of, collateral to Party A in the amounts and within the time required (subject to any applicable cure period) thereunder and under the terms of any applicable Credit Support Document, as such may be amended from time to time without the consent of, or notice to, Party B, provided such amendments are consistent with the requirements of Party A's financial program as represented to the Relevant Rating Agencies;

          (3) Bankruptcy. LBHI or LBSF: (A) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (B) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (C) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (D) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (y) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (E) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (F) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
          (G) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (H) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (A) through (G) inclusive; or (I) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; and

          (4) Capital Requirement. Party A shall fail to maintain capital in the amount consistent with its financial program as represented to the Relevant Rating Agencies.

          For the purposes of the foregoing Additional Termination Event, Party A shall be the Affected Party.

          Underlying Acceleration Termination. The occurrence of an Underlying Acceleration Termination, in which case, (1) the entire Notional Amount of the

          Transaction shall be terminated and (2) the Early Termination Date shall be the date of receipt by Party B of the related accelerated payments. For the purposes of the foregoing Additional Termination Event, Party B shall be the Affected Party.

     (g) Event of Default or Other Termination Event After Trigger Event. If a Trigger Event shall have occurred and an event or circumstance which would otherwise constitute or give rise to (1) an Event of Default with Party A as the Defaulting Party (other than an Event of Default pursuant to Sections 5(a)(vii) or 5(a)(ix)), (2) a Termination Event other than a Trigger Event shall occur, or (3) a Credit Assignment Event (as defined in part 5(a)(1) hereof), such Trigger Event will prevail and such other event or circumstance will not constitute an Event of Default, a Termination Event or a Credit Assignment Event, as the case may be.

     (h) Effect of Trigger Event. Notwithstanding anything to the contrary contained in this Agreement, if a Trigger Event occurs the following provisions shall apply:

          (1) Notice. Party A shall, within one Business Day of becoming aware of such occurrence, notify Party B by facsimile transmission or electronic messaging system (the date such notice is transmitted, the "Notice Date"), specifying the nature of the Trigger Event and designating the Early Termination Date in respect of all Transactions. The Early Termination Date so designated shall be no later than the fifth Universal Business Day following such Notice Date. The Early Termination Date so designated shall be subject to change as specified in paragraph (h)(4)(a) below and, in the case of affected Transactions only, as specified in paragraph (h)(4)(b) below.

          (2) Market Quotation. For the purposes of determining the Settlement Amount pursuant to Section 6(e)(iv), the "Market Quotation" of a Terminated Transaction (which may be positive or negative) shall be the amount determined by Party A, using Market Rates and Volatilities and by polling the Dealer Group as required, to be the mid-market value of the Transaction as of the close of business (New York time) on the Early Termination Date. Party A shall perform such determinations in good faith in accordance with its usual operating procedures and pursuant to industry standards. For purposes of this definition, if the Market Quotation of a Terminated Transaction represents an amount payable to Party A, it shall be expressed as a negative number, and if the Market Quotation represents an amount payable to Party B, it shall be expressed as a positive number. For purposes of determining the Settlement Amount, Unpaid Amounts (which shall be determined by Party A) in respect of the Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after the Early Termination Date is to be included. Party A shall notify Party B of the Market Quotation of each Terminated Transaction, the Settlement Amount and the Termination Currency Equivalent of any Unpaid Amounts within two Business Days following the Early Termination Date.

          (3) Payment Date. The amount calculated as being due as a result of a Termination Event that arises as a result of a Trigger Event pursuant to

          Section 6(e)(iv) will be payable, in the case of an amount due and owing to Party A, within ten Universal Business Days following the Early Termination Date, and in the case of an amount due and owing to Party B, within ten Universal Business Days following the Early Termination Date. Party A and Party B agree that the party that is required to pay such amount shall be required to pay interest on such amount for the period from (and including) the Early Termination Date to (but excluding) the date payment is required to be made, at the Agreed Interest Rate. If either party fails to pay such amount on the due date, such failure shall constitute a breach of this Agreement, but shall not constitute an Event of Default (including an Event of Default pursuant to Section 5(a)(i) or 5(a)(ii)) for purposes of this Agreement. In the event of any such failure by either party, such party shall be required to pay interest on such overdue amount for the period from (and including) such due date to (but excluding) the date of actual payment, at the default rate, which is the Agreed Interest Rate plus 3% per annum. Interest payable under this paragraph will be calculated on the basis of daily compounding and the actual number of days elapsed divided by 360.

          (4) Effect of Market Disruption Event. (a) In the event that a Market Disruption Event exists on any Early Termination Date, such date shall not be an Early Termination Date for any outstanding Transaction. In such event Party A shall notify Party B and the earlier to occur of (i) the next succeeding Universal Business Day on which a Market Disruption Event does not exist and (ii) the eighth Universal Business Day following the day on which notice of the occurrence of a Trigger Event was given shall be considered the Early Termination Date for all outstanding Transactions and a Settlement Amount shall be obtained for that Early Termination Date in accordance with the terms set forth in this paragraph (h). As used herein, "Market Disruption Event" means any of the following events, the existence of which shall be determined by Party A: (i) any suspension or material limitation of trading (excluding daily settlement limits in the normal course of trading) on the New York Stock Exchange, London Stock Exchange or other recognized stock exchange the effect of which on financial markets makes it impracticable or inadvisable, in the view of Party A, to proceed with the determination of the Settlement Amount, (ii) the declaration of a banking moratorium by the Bank of England, United States federal authorities, New York State or other recognized international, national or regional banking authority authorities the effect of which on financial markets makes it impracticable or inadvisable, in the view of Party A, to proceed with the determination of the Settlement Amount, (iii) the occurrence of any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war the effect of which on financial markets makes it impracticable or inadvisable, in the view of Party A, to proceed with the determination of the Settlement Amount, or (iv) the occurrence of any other calamity or crisis or any other event the effect of which, in the view of Party A and a majority of eleven randomly selected unaffiliated Qualified Counterparties of Party A (who are not Affiliates of Party A) whose Settlement Amounts otherwise would have been determined on such Early Termination Date, makes it impracticable or inadvisable to proceed with the determination of such Settlement Amounts on such Early Termination Date.


               (b) If on an Early Termination Date as to which there is no Market Disruption Event, there are conditions in a local market that, in the judgment of Party A, materially would impede its ability to determine the Market Quotation for certain Transactions in that market (a "Local Market Disruption Event"), Party A shall notify Party B of those conditions no later than one hour prior to the scheduled time for determining the Market Quotation for such affected Transactions on that date. Upon receipt of such notice, Party B shall have the right to delay the Early Termination Date for the affected Transactions (without affecting the Early Termination Date for any other Transactions under this Agreement) by notifying Party A within one hour of its election to exercise that right (to be subsequently confirmed in writing). In such event, the Early Termination Date for each such affected Transaction shall be the next day on which Party A and Party B agree that the Local Market Disruption Event ceases to exist, but in any case not later than the due date for Settlement Amount payments owed to Party A with respect to unaffected Transactions as provided in paragraph (h)(3). Market Quotations so obtained for any affected Transaction shall be included in the calculation of the Settlement Amount to paid as provided in paragraph (h)(3). No delay in the Early Termination Date for any affected Transaction as provided above shall affect the days on which payments would otherwise be required to be made pursuant to paragraph (h)(3) had no such delay occurred, it being understood, however, that interest shall begin to accrue pursuant to such paragraph with respect to any such affected Transaction only from (and including) the delayed Early Termination Date.

          (5) Payments on Early Termination. This Agreement shall be amended by adding the following new subsection (v) to Section 6(e):

               "(v) Trigger Event. If an Early Termination Date results from a Trigger Event, Party A shall determine the Settlement Amount of all Terminated Transactions on such date, and the amount payable will be equal to (A) the Settlement Amount in respect of the Terminated Transactions plus (B) the Termination Currency Equivalent of Unpaid Amounts owing to Party B minus
               (C) the Termination Currency Equivalent of Unpaid Amounts owing to Party A. If that amount is a positive number, Party A will pay it to Party B; if it is a negative number, no amount will be paid by Party B to Party A. For purposes of determining the Settlement Amount under this subsection, clause (b) of the definition of Settlement Amount shall not apply."

     (i) Automatic Early Termination. The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

     (j) Effect of Underlying Acceleration Termination. No Early Termination Payment shall be payable by either party upon the occurrence of an Underlying Acceleration

Termination unless another Early Termination Event shall have occurred on or prior to the Early Termination Date for such Underlying Acceleration Termination, in which case, the Early Termination Payment, if any, for such other Early Termination Event, shall be payable.

     (k) Additional Definitions.

     As used in this Schedule, the following terms shall have the following meanings:

     "Agreed Interest Rate" for any day means the overnight ask rate in effect for such day, as set forth opposite the caption "ON" under the heading "Euro-Dollar" on Telerate Page 4756 (or any successor page thereto), as of 11:00 a.m., New York time, on such day.

     "Business Day" means any day (which is neither a Saturday nor a Sunday) nor a day on which banks in New York City or the place of payment in respect of the Underlying Securities are authorized or required to be closed.

     "Dealer Group" means the following entities and such other entities as may be selected by Party A from time to time: JPMorgan Chase Bank, Citibank, N.A., Barclays Bank PLC, Merrill Lynch Capital Services, Inc., Deutsche Bank AG, The Royal Bank of Scotland plc, HSBC Bank USA, Sumitomo Mitsui Banking Corporation, Bank of Tokyo-Mitsubishi Limited, Westpac Bank Corp., Goldman Sachs & Co. and BNP Paribas.

     Notwithstanding the definition of Dealer Group, (i) for U.S. dollar and Canadian dollar information, the dealers that may be polled shall be JPMorgan Chase Bank, Citibank, N.A., Deutsche Bank AG, Merrill Lynch Capital Services, Inc., and Goldman Sachs & Co.; and (ii) for European currency information, the dealers that may be polled shall be those listed in clause (i) of this paragraph and, in addition, Barclays Bank PLC, Deutsche Bank AG, The Royal Bank of Scotland plc and BNP Paribas.

     "LBHI" means Lehman Brothers Holdings Inc.

     "LBSF" means Lehman Brothers Special Financing Inc.

     "Market Rates and Volatilities" means, in the case of interest rates and volatilities, the interest rates and volatilities obtained from the Telerate and Reuters screens where practicable and from polling the Dealer Group and, in the case of foreign exchange rates and volatilities and other pricing parameters, the foreign exchange rates and volatilities or pricing parameters obtained from polling the Dealer Group. In each case, for all rates, volatilities or other parameters obtained, at least five members of the Dealer Group shall be polled, the highest and lowest of such returns (including, in the case of interest rates and volatilities, the rates and volatilities obtained from the Telerate and Reuters screens, if any) shall be discarded and the simple mathematical average of the remaining values shall be used to perform the applicable determination.

     "Moody's" means Moody's Investors Service, Inc.

     "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Relevant Rating Agencies" means, S&P and Moody's, or such of them as then assigns a financial program, counterparty or similar rating to Party A at Party A's request, or any other nationally recognized rating agency then rating Party A at Party A's request (each, individually, a Relevant Rating Agency).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Single A Quality" means, in the case of S&P, A, in the case of Moody's, A, in the case of Fitch, Inc., A, and, in the case of any other Relevant Rating Agency, a designation of similar quality.

     "Universal Business Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Frankfurt, London, New York, Tokyo and the city in which Party B's head or home office is located.

     (l) "Termination Currency" means United States Dollars ("USD").

     Section 34. Tax Representations.

(A) Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to
     Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:-

          (i)  The following representation applies to Party A:-


               Party A is a corporation organized under the laws of the State of Delaware.

     (ii) The following representation applies to Party B:-

          Party B is a trust that has not elected to be treated as a corporation for U.S. federal income tax purposes.

     Section 35. Agreement to Deliver Documents.


For the purpose of Section 4(a)(i) and Section 4(a)(ii) of this Agreement, Party A and Party B each agree to deliver the following documents, as applicable:-
     (a)  Tax forms, documents or certificates to be delivered are:


                                           Form, Document                          Date by which            Covered by
       Party                               or Certificate                         to be Delivered          Section 3(d)
       required to                         --------------                         ---------------          ------------
       deliver document
       ----------------

       Party A              A complete and executed U.S. Internal         (i)  Before the first Payment         No
                            Revenue Service Form W-9 (or any successor    Date under this Agreement,
                            thereto), that eliminates U.S. federal        (ii) promptly upon reasonable
                            backup withholding tax on payments under      demand by Party B, and (iii)
                            this Agreement.                               promptly upon learning that
                                                                          any such Form previously
                                                                          provided by Party A has become
                                                                          obsolete or incorrect.




       Party B              A complete and executed U.S. Internal         (i)  Before the first Payment         No
                            Revenue Service Form W-9 (or any successor    Date under this Agreement,
                            thereto) and a complete and executed U.S.     (ii) promptly upon reasonable
                            Internal Revenue Service Form W-8BEN,         demand by Party A, and (iii)
                            W-8IMY, W-8ECI or W-9 (or any successor       promptly upon learning that
                            thereto) from each Certificateholder (and,    any such Form previously
                            where applicable, such forms from the         provided by Party B has become
                            beneficial owners of such Certificates) and   obsolete or incorrect.
                            in any case in which the Certificateholder
                            is eligible for the benefits of an income
                            tax treaty with the United States, a Form
                            W-8BEN including a


                                     B-28


                                           Form, Document                          Date by which            Covered by
       Party                               or Certificate                         to be Delivered          Section 3(d)
       required to                         --------------                         ---------------          ------------
       deliver document
       ----------------

                            claim of treaty benefits under Part II,
                            claiming such benefits with respect
                            to all payments received with respect
                            to the Certificates, and with Part
                            III marked, in each case that eliminates
                            U.S. federal withholding tax and backup
                            withholding on payments under this
                            Agreement.



     (b)  Other documents to be delivered are:


                                  Form, Document                     Date by which                   Covered by
       Party                      or Certificate                     to be Delivered                 Section 3(d)
       required to                --------------                     ---------------                 ------------
       deliver document
       ----------------

       Party A                    An opinion of counsel to Party A   Promptly after execution of          No
                                  substantially in the form of       this Agreement.
                                  Exhibit B to this Schedule.


       Party A                    An incumbency certificate with     Upon execution of this               Yes
                                  respect to the signatory of this   Agreement.
                                  Agreement.

       Party B                    An opinion of counsel to Party B   Promptly after execution of          No
                                  substantially in the form of       this Agreement.
                                  Exhibit C to this Schedule.


       Party B (with              An incumbency certificate with     Upon execution of this               Yes
       respect to                 respect to the signatory           Agreement.
       the Trustee)               of this Agreement.

       Party B (with              A certified copy of the            Upon execution of this               Yes
       respect to                resolution or resolutions or        Agreement (unless an
       the Trustee)               applicable Bylaws (the             Authorizing Resolution has
                                  "Authorizing Resolution") of the   previously been furnished by
                                  Board of Directors or loan         the Trustee to Party A)
                                  committee of the


                                     B-29


                                  Form, Document                     Date by which                   Covered by
       Party                      or Certificate                     to be Delivered                 Section 3(d)
       required to                --------------                     ---------------                 ------------
       deliver document
       ----------------

                                  Trustee,certified by a secretary,   and, with respect to each Swap
                                  or an assistant secretary of the    Transaction not covered by a
                                  Trustee, pursuant to which the      previously furnished
                                  Trustee is authorized, on behalf    Authorizing Resolution,
                                  of the Trust, to enter into this    within five Business Days of
                                  Agreement and each Swap             the Trade Date.
                                  Transaction entered into under
                                  this Agreement.

       Party B                    A certified copy of the Trust       Upon execution of this              Yes
                                  Agreement and each amendment        Agreement and on the date of
                                  thereof.                            each amendment thereof.


     Section 36. Miscellaneous.

     (a)  Addresses for Notices. For purpose of Section 10(a):

     Address for notices or communications to Party A:-

     Address:          Lehman Brothers Derivative Products Inc.
                       c/o Lehman Brothers Inc.
                       745 Seventh Avenue, 28th Floor
                       New York, New York  10019

     Attention:        Documentation Manager

     Telephone No.:    (212) 526-7187

     Facsimile No.:    (212) 526-7672

     Address for notices or communications to Party B:-

     Address:           U.S. Bank Trust National Association
                        100 Wall Street
                        New York, New York 10005

     Attention:         Corporate Trust

     Facsimile No.:     (212) 809-5459
     (b)  Process Agent. For the purpose of Section 13(c):-

     Party A appoints as its Process Agent: Not Applicable.

     Party B appoints as its Process Agent: Not Applicable.

     (c) Offices. The provisions of Section 10(a) will apply to this Agreement.

     (d)  Multibranch Party. For the purpose of Section 10(c) of this
          Agreement:--

     Party A is not a Multibranch Party.

     Party B is not a Multibranch Party.

     (e) Calculation Agent. The Calculation Agent is Party A. The failure of Party A to perform its obligations as Calculation Agent shall not be construed as an Event of Default or Termination Event.

     (f)  Credit Support Document. Details of any Credit Support Document:-

     In the case of Party A, not applicable.

     In the case of Party B, not applicable.
     (g)  Credit Support Provider.

     Credit Support Provider means in relation to Party A: Not Applicable.

     Credit Support Provider means in relation to Party B: Not Applicable.
     (h) Limitation on Trustee Liability. In the absence of negligence, willful misconduct or bad faith on the part of the Trustee, the Trustee shall have no personal liability for the payment of any indebtedness or expenses of Party B or be personally liable for the breach or any failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Transaction or the Trust Agreement within the scope of the Trustee's discharge of its duties under this Transaction or the Trust Agreement or for any amounts due under this Transaction from Party B, such amounts to be paid solely from the assets of Party B in accordance with the Trust Agreement.

     (i) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law doctrine).

     (j) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-"; and (ii) deleting the final paragraph thereof.

     (k) Netting of Payments. Section 2(c)(ii) will not apply to all Transactions.

     (l) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

     Section 37. Other Provisions.

     (a)  Credit Assignment Event.

     (i) A "Credit Assignment Event" shall occur if at any time during the term of this Agreement, the Certificates cease to meet the Minimum Rating Requirement (as defined below) from both Moody's and S&P. Following the occurrence of a Credit Assignment Event, the rights and obligations of Party A under this Agreement and all Transactions hereunder shall automatically, and without any further action by any party, be deemed to have been assigned and delegated to LBSF, effective on the third Business Day following notification by Party A to Party B of such assignment and Party B expressly and irrevocably consents to such assignment and assumption, except that no such assignment and assumption shall occur at any time after the occurrence of any event of default under any master agreement between Party A and LBSF. As of and from the effective date of such assignment, LBSF shall succeed to all rights and obligations of Party A under this Agreement and all Transactions hereunder.

          "Minimum Rating Requirement" means (A) with respect to Moody's, a long-term credit rating of at least Baa3; and (B) with respect to S&P, long-term credit rating of at least BBB-.

     (ii) Party A represents that it has provided separate consideration to LBSF for the right to assign this Agreement and the Transactions hereunder to LBSF pursuant to clause (i), and Party B shall not owe Party A any termination or other payment upon any such assignment.

     (iii) Notwithstanding clauses (i) and (ii) above, no transfer or assignment payment shall be due to or owing from either Party A or Party B other than its obligations under the Transactions.

     (iv) Notwithstanding the foregoing, the assignment provisions of this paragraph shall not take effect if, at the time such assignment would be required, Party B shall have satisfied in full all of its payment obligations under Section 2(a) of this Agreement and shall at such time have no future payment obligations, whether absolute or contingent, under such Section.

     (v) The assignment provisions of this paragraph shall not take effect if, at the time such assignment would be required, LBSF or its guarantor shall have a long-term credit rating lower than that assigned to the Certificates. In such case, Party A shall be permitted to assign its rights and obligations under this agreement, without the consent of any party, to an entity that has (or whose guarantor has) a long-term credit rating not lower than that assigned to the Certificates.

     (vi) Upon an assignment pursuant to this Part 5(a), a Trigger Event shall cease to constitute an Additional Termination Event.

     (vii) Upon the occurrence of a Credit Assignment Event, Party A shall provide notice to each Rating Agency within five Business Days.

     (b) Confirmation. Each Confirmation supplements, forms part of, and will be read and construed as one with the Agreement. A form of Confirmation is set forth as Exhibit A hereto.

     (c) Early Termination. Notwithstanding any other provision of this Agreement, in the event of the occurrence of an Event of Default with respect to Party A, Party B shall not be entitled to designate an Early Termination Date unless directed to do so by a majority of the holders of the Certificates. In addition, the Early Termination Date so designated shall be at least five Business Days following the date on which Party B receives such direction from a majority of the holders of the Certificates.

     (d) No Bankruptcy Petition. Prior to the date that is one year and one day after the date upon which the trust created under the Trust Agreement is terminated in accordance with the terms thereof, Party A shall not institute against, or join any other person in instituting against, the trust created thereby, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

     (e) Transfer. Section 7 is hereby amended by: (i) adding the words "(which consent may not be unreasonably withheld)" after the word "consent" in the second line thereof, (ii) adding the words "(and notice of the transferee
to)" after the word "of" in the third line thereof, (iii) adding the words "and the consent of holders of 100% of the then outstanding Certificates, and each Rating Agency shall have given its prior written confirmation that such transfer will not result in a reduction or withdrawal of the then current rating of the Certificates" after the word "party" in the third line thereof,
(iv) adding the words "(subject to providing written notice of the transferee to the other party)" after the word "transfer" in the fourth and seventh line thereof, (v) deleting the word "and" at the end of the sixth line thereof,
(vi) adding the word "and" after the words "Section 6(e)" in the eighth line thereof and (vii) adding the following section (c) at the start of the ninth line thereof "(c) unless Party A otherwise consents in its sole discretion, no transfer may be made by Party B of all or part of its interest in this Agreement unless the transferee has a Single A Quality financial program, counterparty or similar rating from a Relevant Rating Agency." Party B shall not consent to any transfer or assignment by Party A of its rights and obligations hereunder unless holders of 100% of the outstanding Certificates have consented to such assignment or transfer.

     (f) Commencement of Voluntary Bankruptcy. So long as Party A is solvent, Party A shall not (i) admit in writing its inability generally to pay its debts as they become due; (ii) make a general assignment, arrangement or composition with or for the benefit of its creditors; (iii) institute a proceeding seeking a judgment of insolvency or bankruptcy or any other relief in respect of Party A under any bankruptcy or insolvency law or other similar law affecting creditors' rights; (iv) pass a resolution for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); or (v) seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets.

     (g) No Capital Contribution to Party A. Party A, LBHI and LBSF have each acknowledged to and agreed with each other, and Party B hereby acknowledges, that neither LBHI nor LBSF nor any Affiliate of Party A is under any obligation whatsoever (whether express or implied) to contribute capital to Party A. Party B represents and warrants to Party A that in executing and delivering this Agreement, and performing its obligations hereunder, Party B is relying on the credit of Party A alone, and not on the credit of any other entity that may be affiliated with Party A.

     (h) Intention to Enter into a "Swap Agreement". Each of Party A and Party B hereby acknowledges and agrees that this Agreement and all Additional Direct Agreements and each Transaction hereunder or thereunder is intended to be a "swap agreement" as that term is defined in the U.S. Bankruptcy Code (as amended from time to time) and that the rights granted to each party under
Section 6 include a contractual right to terminate a "swap agreement" and to offset and net out termination values and payments in conjunction therewith.

     (i) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this section.

     (j) Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements, a fair presentation, in all material respects, of the financial condition of the relevant person."

     (k) Additional Representations. For purposes of Section 3 of this Agreement, the following shall be added, immediately following paragraph (f) thereof:

     (g) No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise); provided, that the Trustee is acting not in its individual capacity but solely as Trustee for Party B.

     (h) Eligible Contract Participant. It is an "eligible contract participant" as that term is defined in the Commodity Exchange Act, as amended.

     (i) Non-Reliance. Party A is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Party B is entering into the Transaction pursuant to the terms of the Trust Agreement. Neither party is relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

          Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

          Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

     (l) No Setoff to Party A Affiliates. Party B agrees that all payments required to be made by it under this Agreement shall be made without setoff or counterclaim for, and that it shall not withhold payment or delivery under this Agreement in respect of, any default by any Affiliate of Party A under any Other Agreement or any amount relating to any Other Agreement between Party B and such Affiliate of Party A or between an Affiliate of Party B and such Affiliate of Party A. As used herein, "Other Agreement" means any agreement, including, but not limited to, (i) any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (ii) any liability, claim or obligation (whether present or future, contingent or otherwise), or (iii) any combination of one or more of the transactions described above. This paragraph (l) shall supersede any setoff right contained in any Other Agreement or any agreement relating to any Other Agreement between Party B and any such Affiliate of Party A or between an Affiliate of Party B and such Affiliate of Party A.

     (m) Pledge of Swap Payment Rights and Other Property by Party A. Party A has pledged its rights to receive payments under this Agreement and under certain other swap agreements entered into or to be entered into by Party A ("Other Swap Agreements"), and has pledged or will pledge certain other property for the benefit of Party B and the counterparties under such Other Swap Agreements, ratably to secure Party A's obligations to make certain payments to Party B and such counterparties under this Agreement and the Other Swap Agreements. To the extent of any payments made by the provider(s) of any Qualified Credit Enhancement (as defined in Party A's Operating Guidelines) for the benefit of Party B, such provider(s) will be subrogated to the rights of Party B under this Agreement; provided that such provider(s) shall not be entitled to enforce such subrogation hereunder until all obligations of Party A to Party B under this Agreement shall have been paid in full.

     (n) Partial Unwind. Section 7 of the Series Supplement and all other provisions of the Trust Agreement relating to the partial unwind of the Underlying Securities shall apply to the Certificates; provided, however, only Lehman Brothers Inc. or any affiliate thereof which is a beneficial owner of a Certificate will be permitted under the Trust Agreement to enter into a Partial Unwind Agreement.

     (o) Notices. For the purposes of subsections (iii) and (v) of Section 12(a), the date of receipt shall be presumed to be the date sent if sent on a Local Business Day or, if not sent on a Local Business Day, the date of receipt shall be presumed to be the first Local Business Day following the date sent.

     (p) Service of Process. The penultimate sentence of Section 13(c) shall be amended by adding the following language at the end thereof: "if permitted in the jurisdiction where the proceedings are initiated and in the jurisdiction where service is to be made."

     (q) Additional Definitions.

     "Certificates" shall mean Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Trust Certificates, due July 15, 2025, issued pursuant to the Trust Agreement.

     "Liquidation Proceeds" shall have the meaning specified therefor in the Trust Agreement.

     "Market Agent" shall mean Lehman Brothers Inc. as market agent of the Trust under the Market Agent Agreement.

     "Market Agent Agreement" shall mean the Market Agent Agreement, dated July 2, 2003, between the Market Agent and the Trust.

     "Trigger Event Special Redemption Date" shall have the meaning specified therefor in the Trust Agreement

     "Trust Agreement" shall mean, collectively, the Series Supplement (the "Series Supplement"), dated as of July 2, 2003, which supplements and amends the Standard Terms for Trust Agreements ("Standard Terms"), dated as of January 16, 2001, each between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee, as the same may be amended or supplemented from time to time as provided therein.

     "Trustee" shall mean U.S. Bank Trust National Association, as Trustee of Party B, and any additional or successor trustee of Party B.

     "Underlying Securities" shall have the meaning specified therefor in the Trust Agreement.

     "Underlying Acceleration Termination" shall mean the occurrence of an event of default with respect to the Underlying Securities (other than an Underlying Securities Termination Default), which event results in the acceleration and final payment of the Underlying Securities.

     "Underlying Securities Termination Default" shall mean the occurrence of any of the following events: (i) the failure by the Underlying Securities Issuer to pay interest or principal with respect to the Underlying Securities within any applicable grace period after the same shall become due or (ii) any event of bankruptcy, insolvency or reorganization that would be an event of default under the Underlying Securities Indenture.

     Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

     The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.

                                  LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.


                                  By:__________________________________
                                      Name:
                                      Title:

                                  REPACKAGED AMERICAN GENERAL FLOATING RATE
                                  TRUST CERTIFICATES,
                                    SERIES 2003-1 TRUST

                                  By:   U.S. Bank Trust National Association,
                                        not in its individual capacity but
                                        solely as Trustee under the
                                        Trust Agreement


                                  By:_________________________________
                                     Name:
                                     Title:

                             EXHIBIT A TO SCHEDULE
                             ---------------------

                             FORM OF CONFIRMATION

                                 Confirmation
                                 ------------

DATE:       July 2, 2003

TO: Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Trust

FROM:       Lehman Brothers Derivative Products Inc.

SUBJECT:    INTEREST RATE SWAP TRANSACTION


To U.S. Bank Trust National Association, as Trustee:

          The purpose of this communication is to set forth the terms and conditions of the transaction entered into on the Trade Date referred to below (the "Transaction"), between Lehman Brothers Derivative Products Inc. ("Party A") and Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Trust ("Party B"), a trust created under the laws of the State of New York pursuant to that certain Series Trust Agreement (the "Series Supplement"), dated July 2, 2003, which incorporates the Standard Terms for Trust Agreements (collectively, the "Trust Agreement"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

          1. This Confirmation supplements, forms a part of and is subject to the 1992 ISDA Master Agreement (Multicurrency - Cross Border), (the "Master Agreement") (including the Schedule thereto), dated as of July 2, 2003, between Party A and Party B. All provisions contained in, or incorporated by reference to, such Master Agreement shall govern this Confirmation except as expressly modified below.

          2. This communication incorporates the definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions"). In addition, certain capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Trust Agreement. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

          3. The terms of the particular Transaction to which this communication relates are as follows:

Party A:                         Lehman Brothers Derivative Products Inc.


                                    B-A-1

Party B: Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Trust

Trade Date:                      June 20, 2003

Effective Date:                  July 2, 2003

Scheduled Termination Date:      July 15, 2025, subject to adjustment in
                                 accordance with the Modified Following
                                 Business Day Convention.

Calculation Agent:               Party A

Business Days: Any day (which is neither a Saturday nor a Sunday) nor a day on which banks in New York City and the place of payment in respect of the Underlying Securities are authorized or required to be closed, subject to the Modified Following Business Day Convention.

                                 The "Modified Following Business Day
                                 Convention" shall apply if the specified day is not a Business Day and shall mean the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be first preceding day that is a Business Day.

Notional Amount:                 $10,000,000, subject to reduction as a result
                                 of an early termination of all or a portion of the Transaction. The Notional Amount shall at all times equal the outstanding principal amount of the Certificates. See "Early
                                 Termination Payment" below

Party A Floating Rate
Payer Payment Amounts:

     Party A Payment Dates:      The 15th day of each January, April, July and
                                 October during the term of this Transaction, commencing in July 2003 and ending on July
                                 15, 2025, subject to adjustments in
                                 accordance with the Modified Following
                                 Business Day Convention.

     Party A Floating Rate
     for the Initial
     Calculation Period:         1.42054% (inclusive of the Floating Rate
                                 Spread)


                                    B-A-2

     Party A Floating
     Rate Option:                USD-LIBOR-BBA (Telerate Page 3750)

     Designated Maturity:        Three Months

     Party A Floating Rate
     Spread:                     plus 0.30%

     Party A Day Count
     Fraction:                   Actual/360

     Reset Dates:                The first day of each Calculation Period.

     Other: Party A will have no obligation to make a Party A Floating Rate Payment Amount unless and until Party B has made the related payment, if any, to Party A.

Party B Fixed Rate Payment Amounts:

     Party B Fixed Rate
     Payment Amounts:            Any amounts received by Party B in respect of
                                 interest on the Underlying Securities.

     Party B Payment Dates:      Any date on which distributions are received
                                 by Party B in respect of interest on the Underlying Securities, commencing in July
                                 2003.

     Underlying Securities:      Issuer:            American General Corporation

                                 Maturity Date:     July 15, 2025

                                 Coupon:            7 1/2%

                                 Day Count:         30/360

                                 Payment Dates:     The  15th day of each
                                                    January and July
                                                    (subject to applicable
                                                    grace periods) commencing
                                                    in July 2003 and ending
                                                    on the Final Scheduled
                                                    Distribution Date

     Other: In the event of a discrepancy between the Party B Fixed Rate Payment Amounts due in respect of any Calculation Period and the interest amount payable on the Underlying Securities for the related period (as calculated in accordance with the terms of the Underlying Securities), the terms of the Underlying


                                    B-A-3

                                 Securities shall govern the calculation of the Party B Fixed Rate Payment Amount for such Calculation Period.

Early Termination Payment:       Section 6(e) of the Master Agreement is
                                 hereby deleted, other than with respect to
                                 Section 6(e)(iv) and 6(e)(v), and replaced with the following:

                                 (e) Payments on Early Termination.

                                 (i) If notice is given designating an Early
                                 Termination Date in respect of a portion of the Notional Amount equal to the Partial Unwind Amount in connection with the exercise by a Certificateholder of the partial unwind provisions of Section 7 of the Series Supplement, Party A and such exercising Certificateholder shall agree in accordance with such Section 7 of the Series Supplement on the termination payment to be paid by either such party on such Early Termination Date; provided, however, that under no circumstances will such termination payment be paid by Party B or the assets of Party B

                                 (ii) If an Early Termination Date is
                                 designated in respect of the entire Notional
                                 Amount of the Transaction, Market Quotation and Second Method shall be used to calculate any termination payments owing by either party under Section 6(e) of the Master Agreement.

                                 (iii) No termination payment shall be payable by Party B to Party A following the occurrence of a Special Termination Event. a "Special Termination Event" is an Early Termination event caused by the occurrence of
                                 (A) an event specified in Section 5(a)(i) of the Master Agreement, (B) an event specified in Section 5(a)(vii) of the Master Agreement or (C) a Trigger Event.

                                 (iv) No Early Termination Payment shall be payable by either party upon the occurrence of an Underlying Acceleration Termination unless another Early Termination Event shall have occurred on or prior to the Early Termination Date for such Underlying Acceleration Termination, in


                                    B-A-4
                                 which case, the Early Termination Payment, if any, for such other Early Termination Event, shall be payable.

Amendment:                       Section 9(b) of the Master Agreement is
                                 hereby deleted and replaced with the
                                 following:

                                 No amendment to this Agreement shall be
                                 effective unless each of the parties hereto shall have consented to such amendment in writing. Notwithstanding anything contained herein to the contrary, in connection with any sale of additional Underlying Securities to the Trust pursuant to Section 3(d) of the Series Supplement, the parties hereto shall enter into a Supplement to this Confirmation whereby the Notional Amount shall be increased by an amount equal to the principal amount of the additional Underlying Securities sold to the Trust.

4. Other Terms

(a) Interpretation. Each reference to the singular shall include the plural and vice versa.

(b) Transfer. Neither party may transfer this Transaction or any interest in or under this Transaction without the prior written consent of the nontransferring party and the consent of holders of 100% of the then outstanding Certificates, and each Rating Agency shall have given its prior written confirmation that such transfer will not result in a reduction or withdrawal of the then current rating of the Certificates. Any purported transfer without such consents and such confirmation will be void.

(c) Limitation on Trustee Liability. In the absence of negligence, willful misconduct or bad faith on the part of the Trustee, the Trustee shall have no personal liability for the payment of any indebtedness or expenses of Party B or be personally liable for the breach or any failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Transaction or the Trust Agreement within the scope of the Trustee's discharge of its duties under this Transaction or the Trust Agreement or for any amounts due under this Transaction from Party B, such amounts to be paid solely from the assets of Party B in accordance with the Trust Agreement.

5. Account Details

                 Payments to Party A

                   Account for payments: JPMorgan Chase Bank

                                         ABA # 021000021
                                         A/C # 066143543
                                         For the account of:  Lehman Brothers
                                         Derivative Products Inc.


                                    B-A-5

                 Payments to Party B

                                                 Account for payments:  U.S.
                                         Bank National Association,
                                         Minneapolis, MN
                                         ABA# 091 000 022 For Credit to A/C
                                         1801 2116 7365 FBO: U.S. Bank Trust
                                         N.A. For further Credit to A/C
                                         4730017 OBI = CBTC 2003-1 AMERICAN
                                         GENERAL A/C, 77135800


                                    B-A-6

          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                    Yours sincerely,

                                    LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


Confirmed as of the date first written:

REPACKAGED AMERICAN GENERAL FLOATING RATE TRUST CERTIFICATES,
 SERIES 2003-1 TRUST

By:    U.S. BANK TRUST NATIONAL ASSOCIATION, not in its
       individual capacity but solely as
       Trustee under the Trust Agreement

       By:
           ------------------------------------------------
           Name:
           Title:


                                    B-A-7

                             EXHIBIT B TO SCHEDULE
                             ---------------------

                    FORM OF OPINION OF COUNSEL FOR PARTY A

                                                      July 2, 2003
To the Persons listed on
Schedule A hereto

            Re:   Lehman ABS Corporation
                  Repackaged American General Floating Rate
                  Trust Certificates, Series 2003-1
                  ------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel in connection with (i) the transfer of $10,000,000 aggregate principal amount of 7 1/2% Notes due 2025 (the "Underlying Securities") of American General Corporation, by Lehman ABS Corporation ("LABS") to the Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Trust (the "Trust") established by LABS and (ii) the issuance by the Trust on July 2, 2003 (the "Closing Date") of the Repackaged American General Floating Rate Trust Certificates, Series 2003-1 (the "Certificates"), issued pursuant to a standard terms for trust agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association ("U.S. Bank"), as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of July 2, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. Capitalized terms defined in the Trust Agreement and used but not otherwise defined herein are used herein as so defined.

     In connection with this opinion, we have examined and are familiar with originals or copies certified or otherwise identified to our satisfaction of:
(i) the Trust Agreement; (ii) a securities account control agreement dated as of July 2, 2003 between LABS and U.S. Bank, as trustee and securities intermediary; (iii) the form of the Certificates; (iv) an ISDA Master Agreement, dated as of July 2, 2003 (the "ISDA Master Agreement"), between the Trust and Lehman Brothers Derivative Products Inc. (the "Swap Counterparty"), dated as of July 2, 2003, a schedule thereto dated July 2, 2003 (the "Schedule"), between the Trust and the Swap Counterparty and a confirmation thereunder dated July 2, 2003 (the "Confirmation" and, together with the ISDA Master Agreement and the Schedule, the "Swap Agreement"); (v) an underwriting agreement dated June 20, 2003 between LABS and Lehman, as underwriter; and
(vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of LABS, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.


                                    B-B-1

     As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of LABS, the Swap Counterparty and the Trustee and upon the representations and warranties of the Swap Counterparty and the Trust contained in the Swap Agreement. We have also assumed (i) the due organization and valid existence of the Swap Counterparty and the Trustee, (ii) that the Swap Counterparty and the Trustee have all requisite corporate power and authority to execute and deliver the Swap Agreement and to perform their obligations thereunder, (iii) the due and valid authorization by all necessary corporate action of the Swap Counterparty and the Trustee of the execution, delivery and performance by them of the Swap Agreement, (iv) the due and valid execution and delivery by the Swap Counterparty and the Trustee of the Swap Agreement, (v) that the Swap Agreement constitutes the legal, valid and binding obligation of the Swap Counterparty and the Trust, enforceable against the Swap Counterparty and the Trust in accordance with its terms and (vi) the absence of any agreement or understanding among the parties other than those contained in the Swap Agreement or otherwise called to our attention.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The execution and delivery by the Swap Counterparty of the Swap Agreement and the performance by Swap Counterparty of its obligations thereunder will not conflict with, constitute a default under, or violate any New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph).

2. The Swap Agreement is not subject to regulation under the Commodity Exchange Act, as amended, or the rules and regulations thereunder.

                                    * * * *

     We are members of the bar of the State of New York, and we do not express any opinion as to any laws other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

     This opinion letter is not intended to be employed in any transaction other than the one described above and is being delivered to you on the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other party or entity, without in each instance, our specific prior written consent.

                                              Very truly yours,


                                    B-B-2

                                  Schedule A

Lehman ABS Corporation
745 Seventh Avenue
New York, New York  10019

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Lehman Brothers Derivative Products Inc.
745 Seventh Avenue
New York, New York  10019

U.S. Bank Trust National Association
100 Wall Street
New York, New York  10005


                                    B-B-3

                                                              July 2, 2003




To the Addressees Listed on the Attached Schedule I


Ladies and Gentlemen:

          I have acted as counsel to Lehman Brothers Derivative Products Inc., a Delaware corporation ("Party A"), and am familiar with matters pertaining to the execution and delivery of the 1992 ISDA Master Agreement (Multicurrency--Cross Border) (the "Master Agreement") dated as of July 2, 2003 between Party A and the Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Trust ("Party B"). The Master Agreement is supplemented by a confirmation of swap transaction dated as of July 2, 2003 between Party A and Party B (the "Confirmation"), and the Master Agreement and the Confirmation together constitute one agreement.

          In connection with this opinion, I have examined or have had examined on my behalf an executed copy of the Master Agreement and the Confirmation, certificates and statements of public officials and officers and/or employees of Party A and such other agreements, instruments, documents and records as I have deemed necessary or appropriate for the purposes of this opinion.

          Based upon the foregoing, but subject to the assumptions, exceptions, qualifications and limitations hereinafter expressed, I am of the opinion that:

          1. Party A is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The execution, delivery and performance of the Master Agreement and the Confirmation are within the corporate power of Party A, have been duly authorized by all necessary corporate action and do not conflict with any provision of its certificate of incorporation or by-laws.

          3. The Master Agreement and the Confirmation have been duly executed and delivered by Party A and constitute legally valid and binding obligations of Party A enforceable against it in accordance with their respective terms.


                                    B-B-4

          The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:


          A. My opinion in paragraph 3 above is subject to the effect of any bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent or other similar transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          B. I am a member of the Bar of the State of New York and render no opinion on the laws of any jurisdiction other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

          C. My opinions are limited to the present laws and to the facts as they presently exist and no opinion is to be inferred or implied beyond the matters expressly so stated. I assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions referred to in paragraph B above be changed by legislative action, judicial decision or otherwise.

          D. This letter is rendered to you in connection with the Master Agreement and the Confirmation and the transactions related thereto and may not be relied upon by any other person, entity or agency or by you in any other context or for any other purpose, except that Sidley Austin Brown & Wood LLP, counsel to Party A, may rely on this opinion in connection with an opinion to be rendered by them of even date herewith. This letter may not be quoted in whole or in part, nor may copies thereof be furnished or delivered to any other person, without the prior written consent of Lehman Brothers Derivative Products Inc., except that you may furnish copies hereof (i) to your independent auditors and attorneys, (ii) to any United States, state or local authority having jurisdiction over you or over Party A, (iii) pursuant to the order of any legal process of any court of competent jurisdiction or any governmental agency, and (iv) in connection with any legal action arising out of the Master Agreement or the Confirmation.

          E. I have assumed with your permission (i) the genuineness of all signatures by each party other than Party A, (ii) the authenticity of documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies, and (iii) the due execution and delivery, pursuant to due authorization, of the Master Agreement and the Confirmation by each party thereto other than Party A.

                                     Very truly yours,


                                    B-B-5

                                  SCHEDULE I

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard and Poor's, a
    Division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

U.S. Bank Trust National Association
100 Wall Street
New York, New York  10005

New York Stock Exchange, Inc.
20 Broad Street
New York, New York  10005


                                    B-B-6

                             EXHIBIT C TO SCHEDULE
                             ---------------------
                    FORM OF OPINION OF COUNSEL FOR PARTY B

         July 2, 2003

                                          Standard and Poor's, a Division of
Lehman Brothers Inc.                      The McGraw-Hill Companies, Inc.
745 Seventh Avenue                        55 Water Street
New York, New York 10019                  New York, New York 10041

Lehman ABS Corporation                    Moody's Investors Service, Inc.
745 Seventh Avenue                        99 Church Street
New York, New York 10019                  New York, New York 10007


         Re:  Repackaged American General
              Floating Rate Trust Certificates,
              Series 2003-1 Trust (the "Trust" or the Issuer")
              -------------------------------------------------

Dear Ladies and Gentlemen:

          We have acted as special counsel to U.S. Bank Trust National Association as trustee (the "Trustee") in connection with a Standard Terms For Trust Agreements, dated as of January 16, 2001 (as supplemented by the Series Supplement, Series 2003-1 dated as of July 2, 2003, and collectively referred to herein as the "Trust Agreement"), between Lehman ABS Corporation, a Delaware corporation (the "Depositor") and the Trustee. Pursuant to the Trust Agreement, the Trust shall issue certain Certificates on the Closing Date (the "Securities").

          For purposes of giving the opinion hereinafter set forth, we have examined executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the Trust Agreement, the Securities, the Securities Account Control Agreement dated as of the date hereof (the "Control Agreement") among the Depositor, the Trustee and U.S. Bank Trust National Association, as securities intermediary (the "Securities Intermediary") and the ISDA Master Agreement between the Trust and Lehman Brothers Derivative Products Inc. (the "Swap Counterparty"), the Schedule thereto and the Confirmation thereunder, each dated as of the date hereof (collectively, the "Swap Agreement", which together with the Trust Agreement, the Securities, and the Control Agreement are hereinafter collectively referred to herein as the "Documents"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Documents, as applicable.

          We have also obtained or have been furnished with, and have relied exclusively upon, the Trust Permit and the Charter of the Office of the Comptroller of the Currency in rendering this opinion. We have made no other investigations or examinations in rendering this opinion, and our opinions expressed herein are solely in reliance on the aforementioned documents and on the Documents. With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies


                                    B-C-1
conform with the original copies of those documents.

          For the purpose of this opinion, we have assumed (i) the legal capacity for all purposes relevant hereto of all natural persons, (ii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (iii) that each party to the Documents (other than the Trustee and the Securities Intermediary) has the power and authority to enter in and perform all of its obligations thereunder, (iv) that the Documents are the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, and (v) that the Issuer is an "eligible contract participant" as that term is defined in the Commodity Exchange Act.

          Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

          1. The Trustee is a national banking association with trust powers validly existing, duly organized and in good standing under the laws of the United States of America. The Trustee has all requisite power to execute and deliver the Documents, perform its obligations thereunder, and to authenticate the Securities. The Securities Intermediary has all requisite power to execute and deliver the Control Agreement and to perform its obligations thereunder;

          2. The Documents have been duly executed and delivered by the Trustee and the Control Agreement has been duly executed and delivered by the Securities Intermediary;

          3. The Securities have been authenticated by a duly authorized signatory of the Trustee; and

          4. The Trust Agreement and the Control Agreement each constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. The Swap Agreement constitutes the legal, valid and binding obligation of the Trustee on behalf of the Trust, enforceable against the Trustee on behalf of the Trust in accordance with its terms. The Control Agreement constitutes the legal, valid and binding obligation of the Securities Intermediary, enforceable against the Securities Intermediary in accordance with its terms.

          The opinions set forth above are subject to the following qualifications and exceptions:

          (a) Our opinions in paragraph 4 above are subject to the effect of applicable receivership, conservatorship, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application affecting creditors' or secured creditors' rights.

          (b) Our opinions in paragraph 4 above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, diligence, reasonableness, good faith and fair dealing, election of remedies, estoppels and other similar doctrines affecting the enforceability of agreements generally in any proceeding in equity or at law.


                                    B-C-2

          (c) The enforceability of provisions in the Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (d) The availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

          (e) We express no opinion as to the enforceability of provisions of the Documents to the extent they contain forum selection provisions or waivers of any constitutional rights or remedies.

          (f) We express no opinion as to the enforceability of provisions of the Documents to the extent they contain cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party.

          (g) We express no opinion as to the enforceability of provisions of the Documents to the extent they contain remedies that are determined to result in a penalty, or otherwise to result in a recovery that is determined to be unreasonable in relation to the actual damages or grossly disproportionate to the actual damages suffered.

          (h) We express no opinion with respect to (i) the compliance with, or the effect of non-compliance with, any federal or state securities laws or regulations, the Commodity Exchange Act, as amended, or the rules and regulations of the Commodity Futures Trading Commission promulgated thereunder, (ii) the creation, validity, perfection or priority of any security interest granted under any Document, (iii) any indemnification or contribution provision under any Document or (iv) Section 6(e) of the ISDA Master Agreement insofar as it relates to the amount of damages payable by a party upon termination.

          The foregoing opinions are limited to matters involving the laws of the State of New York and the federal laws of the United States of America. We express no opinion as to any matter other than as expressly set forth above, and no other opinion may be implied or interpreted herefrom. Our opinions are rendered only with respect to such laws, and the rules, regulations and orders thereunder, that are currently in effect, and we disclaim any obligation to advise you of any change in law or fact that occurs after the date hereof.

          This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Documents and may not be circulated to, or relied upon by, any other person without our prior written consent.

                                  Sincerely,



                                    B-C-3